Exhibit 10(iii)(b)

                                    As amended and restated effective 1/1/98

                    HSB GROUP, INC. SHORT-TERM INCENTIVE PLAN


1.   Purpose of Plan

     The purposes of this Plan are: (a) to provide an additional incentive for officers and other selected key employees to make significant contributions to the performance and growth of the Company, and (b) to attract and retain in the employ of the Company persons of exceptional ability.


2.   Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

     a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     b)   "Award" shall mean any award payable under this Plan.

     c) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     d)   "Board" shall mean the Board of Directors of the Company.

     e) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates)
               representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the
               Company immediately prior to such transaction or series of transactions continue to have substantially the same
               proportionate   ownership   in  an  entity   which  owns  all  or
               substantially all of the assets of the Company immediately following such transaction or series of transactions.

          f)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          g)   "Committee" shall mean the Human Resource  Committee of the Board
               or  any  future  committee  of  the  board   performing   similar
               functions.

          h) "Company" shall mean HSB Group, Inc. and, except in determining under this Plan whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

          i) "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

          j) "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability Plan.

          k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          l) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Shares as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Shares, for the next preceding date for which a quotation is available. If the Company's Shares are not then listed on the NYSE, Fair Market Value shall be reasonable determined by the Committee in its sole discretion.

          m) "Net Income" shall mean after-tax income per share, before cumulative effect of accounting changes, as determined under generally accepted accounting principles, consolidating all subsidiaries and inclusive of realized capital gains and losses.

          n) "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

          o) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
               (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          p)   "Plan" shall mean the HSB Group, Inc. Short-Term Incentive Plan.

          q)   "Plan Year" shall mean a calendar year.

          r) "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

          s)   "Shares" shall mean the Common Stock of the Company.

          t) "Stock Grant" shall mean a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future subject to such conditions and restrictions as the Committee shall determine at the time of grant.

          u) "Target Award" shall mean an Award level that may be paid if a certain level of Net Income is achieved for a Plan Year.


3.   Administration of the Plan

     The Plan shall be administered by the Committee as defined herein. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of
     Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.


4.   Eligibility for Awards

     Any employee who is an Officer of the Company (other than any Officer who is the chief executive officer of any Affiliate of the Company and is a participant in the annual bonus plan of such subsidiary, or any individual expressly excluded by the Committee) on or prior to December 31 of each Plan Year is eligible to participate in the Plan and receive an Award pursuant to Section 5 except as provided in Section 6. The Committee may in its discretion designate other key employees to participate in the Plan. Eligibility will be determined at the close of each Plan Year.


5.   Basis of Awards

     At the beginning of each Plan Year, the Committee shall establish Target Awards and the level of Net Income which must be achieved for a Plan Year in order for Target Awards to be payable to Participants. The maximum amount of any Award to be paid to a Participant under the Plan is $2,000,000. The Committee shall have the sole authority to determine the amount of any Award within the above maximum for each Participant. In determining such Award, the Committee shall consider the contribution made by the Participant towards achievement of the Net Income and such other factors as the Committee considers appropriate.


6.   Awards to Covered Employees

     a) If the Committee determines at the time that a Target Award is established for a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction for such Award, a Covered Employee, then the Committee may provide that this Section 6 is applicable to such Award under such terms as the Committee shall determine.

     b) If an award is subject to this Section 6, then the level of Net Income which must be achieved for a Plan Year will be established by the Committee within 90 days of the beginning of a Plan Year or within such other time period set forth under Section 162(m) of the Code or any regulations thereunder in order for such level to be considered "pre-established".

     c) The Committee may, in its discretion reduce the Award payable to a Covered Employee at any time prior to payment based on such criteria it may establish. Notwithstanding any provision in this Plan to the contrary, the Committee may not adjust upwards the amount payable pursuant to any award subject to this Section 6, nor may it waive the achievement of Net Income pre-established by the Committee pursuant to this Section 6 except in the case of a Participant who no longer is a Covered Employee at the time such award is paid.

     d) Prior to the payment of any Award to a Covered Employee pursuant to this Section 6, the Committee shall certify in writing that the Net Income level applicable to such Award has been met.

     e) The Committee shall have the power to impose such other restrictions on awards subject to this Section 6 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of section 162(m) of the Code, and any regulations thereunder.


7.   Timing and Form of Payment of Awards

     The Committee will have the sole discretion to determine the form of payment of an Award for each Participant. Awards may be payable in cash or in the form of a Stock Grant, or a combination of the foregoing and shall be subject to such other conditions and restrictions as the Committee shall establish.


8.   Deferral of Payment

     a) A Participant may, with permission of the Committee elect to defer receipt of all or a specified part of any Award. Such an election shall be subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

     b) To the extent that the Committee, in its discretion, determines that the payment of an Award would not be deductible by the Company pursuant to Section 162(m) of the Code, the Committee may defer payment of all or the non-deductible portion of such Award until such time as such amount would be deductible. The terms and conditions of any such deferral shall be prescribed by the Committee.

     c) The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.


9.   Tax Withholding

     The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.


10.  No Right to an Award or Continued Employment

     a) Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an Award hereunder. The granting of an Award pursuant to the Plan will take place only when authorized by the Committee. No Award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12. There is no obligation imposed on the Committee for uniformity of treatment of Participants under the Plan.

     b) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.  Rights on Termination of Employment

     a) If a Participant in this Plan shall terminate employment with the Company on account of death, Retirement or Disability or otherwise terminates employment with the written consent of the Committee prior to the end of any Plan Year in respect of which such Participant may be eligible for an Award, the amount of the award, if any, payable to the Participant or his or her beneficiary, shall be prorated based upon the number of full and partial months of employment within such Plan Year.

     b) A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates his or her employment without consent prior to the expiration of a Plan Year, will not be entitled to receive an award under the Plan. Notwithstanding the foregoing, a Participant whose employment terminates within two years following a Change in Control and prior to the end of any Plan Year shall be entitled to receive an Award as though such termination was with the written consent of the Committee.

     c) In no event shall an Award or a portion thereof, the payment of which has been deferred pursuant to Section 8 be subject to forfeiture.


12.  Designation of Beneficiary

     A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on the appropriate form, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary. In case of the death of the Participant, before or after termination of employment, any Award to which he or she is entitled and any deferred portions of a deceased Participant's Award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, will be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.


13.  Change in Control

     a) In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto and no transaction or series of transactions shall have the effect of reducing or canceling the Award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant.

     b) As soon as practicable following a Change in Control, a Participant shall be paid a lump sum amount in cash equal to the Target Award payable to the Participant (in lieu of any other award payable hereunder for the Plan Year within which the Change in Control occurs) and any Awards previously deferred in accordance with Section 8 hereof, plus interest accrued thereon up until the date of payment.

     c) Upon a Change in Control the restrictions and deferral limitations and other conditions applicable to any Stock Grant made pursuant to
          Section 7 shall lapse as of the date of such Change in Control.


14.  Unfunded Obligations; Trust Agreement

     a) The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

     b) Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.


15.  Assignment and Alienation

     Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such proportion as the Committee may deem proper.


16.  Modification or Termination of the Plan

     a) The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan, subject to any requirement for shareholder approval imposed by applicable law, except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

     b) The Corporate Secretary of the Company shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation.


17.  Other Plans and Special Awards

     a) Nothing contained in this Plan shall prohibit the Committee or the Board from granting other awards or establishing other incentive compensation plans providing for the payment of incentive compensation to employees, including Participants.

     b) Notwithstanding Section 6 and the intention of the Committee to maintain tax deductibility of awards granted hereunder to Covered Employees pursuant to Section 162(m) of the Code, the Committee reserves the right to grant awards which do not meet the requirements of Section 162(m) as to deductibility (for example, awards based on measures other than Net Income or otherwise not established in accordance with Section 6 ) in order to recognize unanticipated business conditions or events which have, or are expected to have, a significant effect on the Company.



18.  Shares Subject to the Plan

     a) Subject to Section 18 ( b), the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 250,000. Any Shares covered by a Stock Grant which are subsequently forfeited, withheld to cover tax withholding or settled in cash shall be deemed to have not been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

     b) In the event of any change in the Shares of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares, the number of Shares covered by a Stock Grant which have not been delivered, and the number of Shares which may be delivered hereunder, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted or made available to Participants hereunder. Any fractional Shares resulting from such adjustments shall be eliminated.


19.  Effective Date

     This Plan as amended and restated shall be effective as of January 1, 1998, subject to approval by shareholders at their annual meeting in 1998, and shall remain in effect until such time as it shall be terminated by the Committee.